                                      LEASE



         THIS AGREEMENT, made this 30 day of January, 1998, by and between Lakewood Marine International, Ltd., a North Carolina corporation, hereinafter called "Landlord," and Marine America, Inc., a Florida corporation, hereinafter called "Tenant."

         1.       PREMISES

                  a. Landlord leases and demises to Tenant for the purpose of operating a new and used boat sales and service business, and such retail and professional uses as are not inconsistent with the zoning for the Demised Premises, and for no other purpose without Landlord's prior written consent and Tenant hereby leases and rents from Landlord the following described premises, hereinafter sometimes referred to as the "Demised Premises," located in Gaston County, North Carolina, and more particularly described on Exhibit "A" attached hereto and made a part hereof, together with all incidental rights and privileges in and about the Demised Premises as may be necessary or convenient to Tenant's business.

                  b.  The   above-described   Demised   Premises   includes  all
buildings, structures and other improvements constructed and to be constructed thereon, and all easements, rights and appurtenances thereto.

         2.       TERM OF LEASE

                  a. The term and duration of this lease shall be for a five (5) year term commencing from the commencement date herein provided.

                  b. Tenant is hereby granted the option to extend the original term of this Lease for a five (5) year term on the terms and conditions set forth herein and a rent to be agreed upon by the parties. To exercise such option, Tenant must notify Landlord in writing not less than one hundred twenty
(120) days prior to the expiration of the original term or the preceding option period, as the case may be.

                  c. The commencement date shall be the date of Closing as that term is defined in that certain Agreement for Purchase and Sale between Lakewood Marine International, Ltd. and Marine America, Inc., dated January 15, 1998. No rent till March 1, 1998 - Rental payments shall commence 3/1/98.

         3.       RENT

                  a. Tenant's liability for rent shall commence to accrue on the commencement date as defined in paragraph 2(c) above, provided that this lease has not been terminated prior thereto. Rent is payable in advance. If the Commencement Date begins on a date other than the first of the month, the rent for such partial initial month shall be prorated, added to and paid with the rent due and payable on the first day of the first full calendar month of the term hereof. The monthly rent to be paid by Tenant to Landlord shall be Six Thousand and No/100 Dollars ($6,000.00). Such rental shall be payable on the first day of each calendar month during the term hereof.

                  b. All payments of rent hereunder shall be made to Landlord as the same become due in lawful money of the United States, at such places as hereinafter may be designated. Nothing contained in this lease shall be construed to be or create a partnership or joint venture between Landlord and Tenant.

                  c. Landlord shall be responsible for the payment of real estate taxes assessed against the Demised Premises. In no event shall Tenant be liable for payment of any income, estate or inheritance taxes imposed upon the Landlord or the estate of the Landlord with respect to the Demised Premises. In the event of any special assessment with respect to the Demised Premises levied during the term of this Lease, the Tenant shall have no obligation with respect to payment of such assessment and Landlord shall be obligated to pay same. Notwithstanding the foregoing, Tenant shall be responsible for the payment of real estate taxes and other special assessments against the Demised Premises for any fiscal year(s) in which Tenant's gross sales revenues (defined as revenues from all business activities on the Demised Premises including, but not limited to, revenues from service, repair, arranging of financing, sales of boats, motors, accessories and trailers, but not including retail sales tax collected) exceeds Four Million Dollars ($4,000,000.00).

         4.       CONSTRUCTION OF IMPROVEMENTS AND REPAIRS

                  a. Tenant shall be permitted to install and use on and about the Demised Premises all such buildings, additions to buildings, equipment, exterior and interior signs, trade fixtures, and other personal property, and make such alterations and improvements in and about the Demised Premises as it may desire, with the prior approval of Landlord, whose consent shall not be unreasonably withheld.

                  b. Landlord shall maintain the Demised Premises in good structural condition and repair, shall make all structural repairs and replacements necessitated to the roof, foundation, walls, and other structural elements of the Demised Premises by any cause other than Tenant's negligence, and shall make all repairs or replacements necessitated by any peril covered by a Standard Fire and Extended Coverage insurance policy to the extent of the proceeds received from such insurance policy, whether or not caused by Tenant's negligence.

                  c. Tenant may, with Landlord's written consent, which consent shall not be unreasonably withhold, make-alterations, additions and improvements to the Demised Premises from time to time during the term of this lease and shall have the right to erect and install such other or additional improvements, signs and equipment on the Demised Premises as Tenant may deem desirable for conducting its business thereon or for such other business as Tenant may deem advisable consistent with the permissible uses as provided in Section 1 above. Tenant hereby agrees to make certain improvements to the Demised Premises up to a maximum of Fifteen Thousand Dollars ($15,000.00) in cost and receive an allowance for such improvements from Landlord through a rental offset. The allowance is to be used for fencing and other land and building improvements as reasonably determined by Tenant. Actual paid invoices for work performed must be provided by Tenant before deductions are made from the rent due.

         5.       TIME OF THE ESSENCE

     It is agreed that time is of the essence in respect to the provisions contained in this lease.

         6.       DELIVERY OF POSSESSION

                  The Landlord shall deliver possession of the Demised Premises to the Tenant at the beginning of the lease term provided, however, that if the Landlord cannot deliver possession of the leased property on the commencement date, the Tenant shall be entitled to terminate this lease.

         7.       COVENANT OF QUIET ENJOYMENT

                  The Tenant, upon the payment of the rent herein reserved and upon the performance of all of the terms of this lease, shall at all times during the lease term and during any extension or renewal term peaceably and quietly enjoy the Demised Premises without any disturbance from the Landlord or from any other person claiming through the Landlord.

         8.       TERMINATION

                  The Tenant shall vacate the~Demised Premises in the good order and repair in which such premises are at the time of commencement of the term hereof, ordinary wear and tear, depreciation, damage and loss from the elements, loss covered by insurance, and other occurrences beyond the reasonable control of Tenant excepted. The Tenant may at any time, provided that Tenant is not in default hereunder, prior to or upon the termination of this lease or any renewal or extension thereof remove from the Demised Premises all materials, equipment and property of every other sort or nature the cost of which was paid for by the Tenant, provided that such property is removed without substantial injury to the Demised Premises and that Tenant repairs any damage to the Buildings resulting from such removal. No injury shall be considered substantial if it is promptly corrected by restoration to the condition prior to the installation of such property, if so requested by the Landlord.

         9.       INSURANCE

                  a. The Landlord shall, at its sole cost and expense, cause to be placed in effect immediately upon commencement of the term of this lease, and shall maintain in full force and effect during said term (i) fire and extended coverage insurance covering all improvements and structures on the Demised Premises on a full replacement cost basis, insuring all risks of direct physical loss, and excluding unusual perils such as nuclear attack, earth movement, civil disturbance, riot, flood and war, with deductibles or self insurance consistent with insurance industry practices. Tenant shall, at its sole cost and expense, cause to be placed in effect upon commencement of the term of the Lease, and shall maintain in full force and effect during said term, insurance for improvements, contents, furniture, fixtures and inventory, as well as liability insurance consistent with normal boat dealer insurance industry practices. Tenant shall not cause or allow any condition to maintain upon the Demised Premises which would result in Landlords s insurance obligation for insurance provided under this paragraph to be at other than standard rates for a full-service marine dealership.

                  b. The Landlord and Tenant shall deliver to the other party a duplicate original of each such policy, or in lieu thereof, a certificate issued by the carrier. Each such policy or certificate shall provide that the same shall not be canceled without at least thirty (30) days prior written notice to Landlord, and shall name Landlord and any mortgagee as an additional insured thereunder.

         10.      UTILITIES

The Tenant agrees to pay for all water, fuel, gas, oil, heat, electricity, power, materials, and services which may be used by Tenant.

         11.      CONDEMNATION

                  In the event any portion or the whole of the Demised Premises is taken or condemned by any competent authority for any public or quasi-public use or purpose during the term of this lease, Tenant has the option to terminate this Lease Agreement. Tenant reserves unto itself the right to prosecute its claim for an award based upon its leasehold interest for such taking, without impairing any rights of Landlord for the taking.

         12.      ASSIGNMENT AND SUBLEASING

                  Tenant may assign this Lease or let or sublet the whole or any part of the Demised Premises to a party affiliated with Tenant without Landlord's prior written consent. Tenant may not assign this Lease or let or sublet the whole or any part of the Demised Premises to a party not affiliated with Tenant without Landlord's prior written consent.

         13.      OPTION TO PURCHASE

                  In consideration of the amounts payable hereunder during the initial term hereof, the Landlord and Tenant agree as-follows:

                  a. Grant of Option.-- Landlord hereby grants unto Tenant the exclusive right to purchase the property set forth on Exhibit "A" hereto (the "Property"), so long as Tenant is not in default under this Lease, on the terms and conditions set forth below.

                  b. Exercise of Option. If the Tenant elects to exercise the option granted herein, it shall furnish at least thirty (30) days advance written notice to Landlord.

                  c. Purchase Price and Method of Payment. In the event Tenant elects to purchase the Property, the purchase price to be paid by the Tenant to the Landlord shall be Four Hundred Fifty Thousand and No/100 Dollars ($450,000.00), provided the Tenant elects to purchase the Demised Premises within two (2) years of the commencement of this Lease. In the event Tenant elects to purchase the Property after two (2) years from the commencement of this Lease, the purchase price shall be the fair market value of the Property, as determined by an MM appraiser. The purchase price shall be paid to the Landlord at the time of closing by cash, certified check, or by wire transfer of funds.

                  d. Survey. At any time while this Lease is in effect, Tenant may have the Property surveyed at Tenant's sole cost and expense. Landlord agrees to deliver a copy of any surveys in Landlord's possession upon request by Tenant.

                  e. Expenses. Proration and Conveyance. '-- The Landlord shall pay for tax stamps and stamps on the Deed. At Closing Tenant shall deliver the cash required to close and Landlord shall convey title to Tenant by General Warranty Deed. Tenant shall pay other closing costs, including costs for title insurance and for recording the deed. Real estate taxes shall be prorated as of date of the Closing.

                  f. Representation of Ownership.-- The Landlord covenants that Landlord is the fee simple owner of the Property subject to no liens or encumbrances of any type, with the exception of a Deed of Trust which shall be paid off at or prior to the Closing.

                  g. Closing Date. This Option shall be closed at the offices of Landlord's attorney not later than one hundred twenty (120) days after notice of exercise.

                  h. Closing Procedure. At the Closing, the parties shall deliver the following duly executed documents and funds:

                                  By Landlord:

     (1) A statutory warranty deed conveying fee simple title to the Property to Tenant.

     (2) A no-lien affidavit in a form satisfactory to Tenant's attorney.

     (3) Such other instruments and documents provided in this Option and as may be reasonably required in order to consummate the transaction herein contemplated.

   ii.     By Tenant:

     (1) A certified check or a cashier's check payable to the order of Landlord for the cash to close or a wire transfer of said funds to a bank account designated by Landlord.

         14.      HOLDING OVER

     In the event Tenant continues to occupy the Demised Premises after the last day of the term hereby created, or after the last day of any extension of said term, and the Landlord elects to accept rent thereafter, a tenancy from month to month only shall be created and not for any longer period.

         15.      DESTRUCTION OF PREMISES

     In the event of a total or partial destruction of the Buildings or related improvements to be located on the Demised Premises during said term from any cause, both Landlord and Tenant have the option to terminate this Lease.

         16.      WAIVER OF SUBROGATION

     Landlord and Tenant do hereby waive any and all claims against the other for damage to or destruction of any improvements upon the Demised Premises (whether or not resulting from the negligence of Tenant) which is covered by insurance which Landlord and Tenant are obligated to carry under the terms of this lease; provided, however, that this waiver shall not be applicable if it has the effect of invalidating the Landlord's or Tenant's insurance coverage.

         17.      PERSONAL PROPERTY

     Landlord agrees in the future to furnish the Tenant, upon request, such Landlord's Waiver or Mortgagee's Waiver or similar document as may be reasonably required by an institutional lender or equipment lessor in connection with the Tenant's acquisition or financing respecting personal property, equipment, furniture and fixtures provided such documents do not obligate the Landlord or the Demised Premises. The Tenant shall have the right to remove same at the termination of this lease provided it is not in Default, and shall be obligated to repair any damage caused by removal.

         18.      DEFAULT BY TENANT AND REMEDIES

     18.1 The following events shall be deemed to be~events of default by-Tenant under this lease:

     (1) Tenant shall fail to pay any installment of rental or any other amount payable to Landlord as herein provided and such failure shall continue for a period often (10) days.

     (2) Tenant shall fail to comply with any term, provision or covenant of this lease, other than the payment of rental or any other amount payable to Landlord and shall not cure such failure within thirty (30) days after written notice thereof to Tenant.

     (3) Tenant or any guarantor of Tenant's obligations under this lease shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

     (4) Tenant or any guarantor of Tenant's obligations under this lease shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof; or Tenant or any guarantor of Tenant's obligations under this lease shall be adjudged bankrupt or insolvent in proceedings filed against Tenant or any guarantor of Tenant's obligations under this lease.

     (5) A receiver or Trustee shall be appointed for all Premises or for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligations under this lease.

     (6) Tenant shall desert or vacate any portion of the Premises.

     (7) Tenant shall do or permit to be done anything which creates a lien upon the Premises.

     (8) The business operated by Tenant shall be closed for failure to pay any State sales tax as required or for any other reason.

Upon the occurrence of any such event of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

                  a. Terminate this lease in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which Landlord may have for possession or arrearage in rental, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, by force if necessary, without being liable for prosecution or any claim of damages thereof.

                  b. Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor with or without having terminated the lease.

                  c. Do whatever Tenant is obligated to do under the terms of this lease (and enter upon the Premises in connection therewith if necessary) without being liable for prosecution or any claim for damages therefor, and Tenant agrees to reimburse Landlord on demand for any expense which Landlord may incur in thus effecting compliance with Tenant's obligations under this lease, plus interest thereon at the lessor of the highest rate permitted by law or eighteen percent (18%) per annum, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action.

                  d. Alter all locks and other security devices at the Premises without terminating this lease.

         18.2 Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No such alteration of locks or other security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others at the Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any event of default, to the aforesaid exercise of dominion over Tenant's property within the Premises. All claims for damages by reason of such re-entry and/or repossession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Tenant agrees that any re-entry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings, as Landlord may elect, and Landlord shall not be liable in trespass or otherwise.

         18.3 In the event Landlord elects to terminate the lease by reason of an event of default, then notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord at the address specified for notice to Landlord herein the sum of all rental and other amounts payable to Landlord pursuant to the terms of this lease which have accrued to date of such termination.

         18.4 In the event of any default by Landlord, Tenant will give Landlord written notice specifying such default with particularly, and Landlord shall thereupon have thirty (30) days (or such longer period as may be required in the exercise of due diligence) in which to cure any such default. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof.

         19.      ESTOPPELS

                  Landlord and Tenant do each hereby agree at any time and from time to time that within not more than ten (10) days after written request by the other, to execute, acknowledge and deliver to Landlord a written statement in such form as may be required by a potential or existing lender or buyer certifying that its lease is unmodified and in full force and effect (or, if there have been modifications, that the same are in full force and effect as modified and stating the modifications) and the dates to which the rent and other charges have been paid in advance, if any, it being intended that any such statement may be relied upon by any prospective purchaser of the fee or mortgage or assignee of any mortgage upon the fee of the Demised Premises.

         20.      ACCESS

                  Landlord hereby represents and warrants to Tenant that the character, materials, design, construction and location of the improvements on the Demised Premises, are in full compliance with all applicable building and zoning laws and ordinances. Landlord further hereby represents and warrants to Tenant that Tenant will have the unrestricted right, subject to deed restrictions, and applicable governmental regulations, to place upon the Demised Premises at the locations now in use a sign of a type selected by Tenant, and to use all parking areas and all driveways and means of access to public roads and adjoining rights-of-way.

         21.      LATE CHARGES

                  In the event Tenant fails to pay to Landlord when due any installment of rental or other sum to be paid to Landlord which may become due hereunder, Landlord will incur additional expenses in an amount not readily ascertainable and which has not been elsewhere provided for between Landlord and Tenant. If Tenant should fail to pay to Landlord when due any installment of rental or other sum to be paid hereunder, Tenant will pay Landlord on demand a late charge equal to the greater of (i) $100.00, or (ii) ten percent (10%) of the past due amount. Failure to pay such late charge upon demand therefor shall be an event of default hereunder. Provision for such late charge shall be in addition to all other rights and remedies available to Landlord hereunder or at law or in equity and shall not be construed as liquidated damages or limiting Landlord's remedies in any manner.

         22.      ENTRY AND INSPECTION

                  The Tenant shall permit Landlord and its agents to enter the Demised Premises at all reasonable times for any of the following purposes: to inspect the same; to maintain the building in which the said Demised Premises are located; to make such repairs to the Demised Premises as the Landlord is obligated or may elect to make; to post notices of nonresponsibility for alterations or additions or repairs.

         23.      NOTICES

                  All notices to be given to the Tenant shall be in writing, deposited in the United States mail, certified or registered, return receipt requested or by hand delivery or overnight courier service, with postage prepaid, and addressed to the Tenant at 1924 33rd Street, Orlando, Florida 32839, Attn: with a copy to J. Gregory Humphries, Esq., Shutts & Bowen, LLP, 20 North Orange Ave., Suite 1000, Orlando, Florida 32801-4626. Notices by the Tenant to Landlord shall be in writing, deposited in the United States mail, certified or registered, return receipt requested, with postage prepaid, and addressed to the Landlord at ,Attn:., with a copy to Richard H. Tomberlin, 301 5. McDowell Street, #510, Charlotte, North Carolina 28204. Notices shall be deemed delivered the day after same are deposited in the United States mail or when delivered, as above provided. Change of address by either party must be by notice given to the other in the same manner as above specified.

         24.      LICENSING

                  The Landlord agrees upon request by Tenant to sign promptly and without charge therefore to the Tenant, any application for occupational licenses, permits, zoning, and building and other permits as may be required by the Tenant for the conduct and operation of the business herein authorized or for the proper use of the Demised Premises, and Landlord shall execute all such petitions, requests and the like as Tenant shall reasonably request for such purposes.

         25.      FORCE MAJEURE

                  Landlord or Tenant shall be excused for the period of any delay in the performance of any obligation hereunder when prevented from so doing by a cause or causes beyond its control, including, without limitation, all labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material, services or financing, or through acts of God.

         26.      SUCCESSORS AND ASSIGNS

                  The covenants, terms, conditions, provisions, and undertakings in this lease or in any renewals thereof shall extend to and be binding upon the heirs, executors, administrators, successors, and assigns of the respective parties hereto, as if they were in every case named and expressed, and shall be construed as covenants running with the land; and wherever reference is made to either of the parties hereto, it shall be held to include and apply also to the heirs, executors, administrators, successors, and assigns of such party, as if in each and every case so expressed.

         27.      DECLARATION OF GOVERNING LAW

                  This lease shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina.

         28.      GRAMMATICAL USAGE

                  In construing this lease, feminine or neuter pronouns shall be substituted for those masculine in form and vice versa, and plural terms shall be substituted for singular and singular for plural in any place in which the context so requires.

         29.      ADDITIONAL INSTRUMENTS

                  The parties agree to execute and deliver any instruments in writing necessary to carry out any agreement, term, condition, or assurance in this lease whenever occasion shall arise and request for such instruments shall be made.

         30.      MARGINAL NOTES

                  The captions and marginal notes of this lease are inserted only as a matter of convenience and for reference and in no way define, limit, or describe the scope or intent of this lease, nor in any way affect this lease.

         31.      ENTIRE AGREEMENT

                  This lease, together with any written agreements which shall have been executed simultaneously herewith, contains the entire agreement and understanding between the parties. There are no oral understandings, terms, or conditions, and neither party has relied upon any representation, express or implied, not contained in this lease or the simultaneous writings heretofore referred to. All prior understandings, terms, or conditions are deemed merged in this lease.

         32.      MODIFICATION

                  This lease may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modifications, or discharge is sought.

         33.      SEVERABILITY

                  If any provision of this lease shall be declared invalid or unenforceable, the remainder of the lease shall continue in full force and effect.

         34.      ATTORNEYS' FEES.

                  In the event that it becomes necessary for either party to bring suit to enforce the terms of this lease, then the prevailing party shall be entitled to recover all costs, including reasonable attorneys' fees, against the non-prevailing party.

         35.      CONSTRUCTION

                  Landlord and Tenant hereby acknowledge that each has participated equally in the drafting of this lease and, accordingly, no court construing this lease shall construe it more stringently against one party than the other.

         36.       HOLD HARMLESS

                  Landlord shall indemnify, defend and hold Tenant harmless from any and all claims, liabilities, damages, costs and expenses, including attorneys' fees, which Tenant may suffer or incur, arising out of or in connection with any of Landlord's obligations under this Lease. Landlord shall not be obligated to indemnify Tenant and hold it harmless from liability arising from Tenant's own negligence or willful misconduct. Landlord further agrees that in the case of any claim, action, demand, action or cause of action, with respect to any claim indemnified herein against Tenant, then Landlord, upon notice from Tenant, shall defend Tenant at Landlord's expense by counsel satisfactory to Tenant. In the event Landlord does not provide such a defense against any and all claims, demand, actions or causes of action, threatened or actual, then Landlord shall, in addition to the above, pay Tenant the attorneys' fees, legal expenses and costs incurred by Tenant in providing or preparing such defense, and Landlord agrees to cooperate with Tenant in such defense, including, but not limited to, the providing of affidavits and testimony upon request of Tenant.

         IN WITNESS WHEREOF, the parties have executed this lease as of the day and year first above written.

Witnesses:        Tenant:

                                   Marine America, Inc., a Florida corporation



                                                      By:
Marine America, Inc.,a Florida corporation            Print Name:
                                                      Title:


Witnesses:                                             Landlord:

                                      Lakewood Marine International, Ltd., a
                                      North Carolina corporation

                                                       By:
                                                       Print Name:
                                                       Its:



STATE OF FLORIDA
COUNTY OF ORANGE

     The foregoing instrument was acknowledged before me this 30th day of January, 1998, by Joseph Pozo, as V. President of Marine America, Inc., on behalf of the corporation, who is personally known to me or who has produced ? 0626490730600 as identification and who did (did not) take an oath.

                                          (Signature)


                                          (Printed name)

                                   NOTARY PUBLIC - STATE OF FLORIDA
                                   SERIAL NO.:

PROVINCE ALBERTA
CANADA



     The foregoing instrument was acknowledged before me this 2 day of February, 1998, by , as President of Lakewood Marine Internationals Ltd., on behalf of the corporation, who is personally known to me or who has produced As identification and who did (did not) take an oath.


                                         (Signature)


                                         (Printed name)

                                          NOTARY PUBLIC - STATE OF
                                           SERIAL NO.:

                                   Exhibit "A"
                     Legal Description of "Demised Premises"

                          AFFIDAVIT VERIFYING CORPORATE
                                SIGNING AUTHORITY


CANADA                              ]       I, Rajesh Mahajan, of the City of
PROVINCE OF ALBERTA   ]                     Calgary, in the Province of Alberta
TO WIT:                             ]
                                    ]       MAKE OATH AND SAY:



     1. THAT I am an officer and director of Lakewood Marine International Ltd. named in the within or annexed instrument.

     2. THAT I am authorized by the corporation to execute the instrument without affixing a corporate seal.

Sworn before me at the City of              ]
Calgary, in the Province of                 ]
Alberta, this 2nd day of                    ]
February, A.D. 1998.                        ]         Rajesh Mahajan
                                            ]
                                            ]
                                            ]
Theodore Schwartzberg
Barrister & Solicitor




Misc\lea
                                       16

January 30, 1998


Lakewood Marine International Ltd.




         RE:      Side Letter Agreement to Lease

Ladies and Gentlemen:

         Reference is made to that certain Lease Agreement dated January 30, 1998 by and between Lakewood Marine International, Ltd., a North Carolina corporation, as Landlord, and Marine America, Inc., a Florida corporation, as Tenant. The Lease Agreement relates to the operation of a new and used boat sales and service business located in Gaston County, North Carolina. The parties execute this document subsequent to the Lease Agreement and hereby agree to supplement and, to the extent inconsistent, supersede and modify the Lease Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Lease Agreement.

         The Tenant is hereby granted the option to cancel the Lease Agreement at any time after 12 months from the commencement date of the Lease upon 60 days prior written notice to the Landlord.

         If  the  foregoing   accurately  reflects  our  understanding,   please
acknowledge our agreement by signing this letter agreement in the space indicated below.


                                                     Very truly yours,


                                                     Marine America, Inc.

                                       By:
                                   Print Name:
                                      Its:

APPROVED:

LAKEWOOD MARINE INTERNATIONAL, LTD.,
a North Carolina Corporation

By:
Its:

                   MEMORANDUM OF LEASE AND OPTION TO PURCHASE


STATE OF NORTH CAROLINA
COUNTY OF GASTON


         LAKE WOOD MARINE INTERNATIONAL, LTD., a North Carolina corporation, having an address of 6000 Wilkinson Blvd Belmont N.C. (the"Landlord"), hereby leases to MARINE AMERICA, INC., a Florida corporation having an address of 1924 33rd Street, Orlando, Florida 32839 (the "Tenant"), for a term beginning the _____ day of__________ ______ 1998 and continuing for a maximum period of five (5 ) years, including extensions and renewals, if any, that certain parcel of land and improvements located thereon, described in Exhibit "A" attached hereto and made a part hereof (the "Property").

         There exists an option to purchase with respect to the Property, in favor of the Tenant which expires the 30 day of January, 2002, the terms and conditions of which option are contained in a written Lease Agreement between Landlord and Tenant dated January 30, 1998 (the "Lease"), the terms and conditions of which Lease are hereby incorporated in this Memorandum of Lease.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Memorandum of Lease and Option to Purchase to be duly executed under seal, as of the 30 day of January, 1998.


ATTEST:                           LAKEWOOD MARINE
                                  INTERNATIONAL, LTD., a North Carolina
                                  corporation



(Asst.) Secretary

(Corporate Seal)

                                   MARINE AMERICA, INC., a Florida
                                   corporation

ATTEST:

(Asst.) Secretary

(Corporate Seal)

PROVINCE OF ALBERTA
CANADA


         I, a Notary Public of the Provence of Alberta, Canada aforesaid, do hereby certify that , personally came before me this day and acknowledged that he/she is the President of
LAKEWOOD MARINE INTERNATIONAL, LTD., a North Carolina corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its President, sealed with its corporate seal and attested by him/herself as its President, Witness my hand and official stamp or seal, this the 2 day of February, 1998.



                                                  Notary Public



My Commission Expires:

(Affix Notarial Seal)


STATE OF FLORIDA

COUNTY OF ORANGE

         I, a Notary Public of the County and State aforesaid, do hereby certify that Joseph Pozo personally came before me this day and acknowledged that he/she is the - ________________________ Secretary of MARINE AMERICA, INC., a Florida corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its
__________________________ President, sealed with its corporate seal and attested by him/herself as its _______________ Secretary. Witness my hand and official stamp or seal, this the 30 day of January, 1998.



Notary Public

My Commission Expires:

(Affix Notarial - Seal)

                                   EXHIBIT "A"
                                       TO
                               MEMORANDUM OF LEASE
                                       AND
                               OPTION TO PURCHASE

                                LEGAL DESCRIPTION

                          AFFIDAVIT VERIFYING CORPORATE
                                SIGNING AUTHORITY


CANADA                              ]       I, Rajesh Mahajan, of the City of
PROVINCE OF ALBERTA   ]                     Calgary, in the Province of Alberta
TO WIT:                             ]
                                    ]       MAKE OATH AND SAY:



     1. THAT I am an officer and director of Lakewood Marine International Ltd. named in the within or annexed instrument.

     2. THAT I am authorized by the corporation to execute the instrument without affixing a corporate seal.

Sworn before me at the City of              ]
Calgary, in the Province of                 ]
Alberta, this 2nd day of                    ]
February, A.D. 1998.                        ]         Rajesh Mahajan
                                            ]
                                            ]
                                            ]
Theodore Schwartzberg
Barrister & Solicitor